Exhibit 10.63

WARNER PRIVATE PLACEMENT AGREEMENT

MOVING BYTES INC.
FINANCING AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF THE 15th, day of March, 2005 (the “Effective Date”).

BETWEEN:
Moving Bytes Inc., a Canada Business Corporations Act company;
(the “Company”),

Warner Technology and Investments Corp., a New Jersey corporation (the “Purchaser”)

AND:
Guzov Ofsink, LLC (the “Escrow Agent”).

WHEREAS:
A.
The Purchaser has subscribed for Shares of the Company in accordance with a Subscription Agreement entered into by and between the parties hereto concurrent with this Agreement and of which this Agreement is a part; and

B.	The parties have agreed that the financing terms and conditions of the Subscription and the Purchaser’s investment in the Company shall be governed by this Agreement;

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereto contained, the receipt of which is hereby acknowledged, the parties covenant and agree with each other as follows:

1. Subscription for Capital Stock.

1.1  a. Purchaser agrees to purchase Shares of Company as follows:

i) One Hundred Thirty-nine Million Two Hundred Forty-six Thousand Sixty-five (139,246,065) Shares at a subscription price of Seventy Thousand dollars US ($70,000 USD) or $0.0005027 per share,

b. Purchaser shall be obligated to purchase the Shares immediately upon execution of this Agreement and shall fund the purchase of Shares by depositing the entire subscription price in escrow with the Escrow Agent pursuant to the provisions of Section 3 of this Agreement and directing the Escrow Agent to immediately make the following payments:

i)
A check or wire transfer in the amount of Five Thousand dollars US ($5,000.00 USD) to Bagell , Josephs & Company, LLC on behalf of the Company for payment in regard to the preparation of the Company’s annual audit for its fiscal year ended December 31, 2004, with evidence of such payment to be provided to the Company under the following instructions:

Bagell, Josephs & Company, LLC
Attn: Neil Levine
200 Haddonfield Berlin Road
Suite 400-403
Gibbsboro, NJ 08026
Tel: 856-346-2828

; and

ii)
a wire transfer of Five Thousand dollars US ($5,000 USD) to G2 Solutions, LLC on behalf of the Company for full payment in regard to the preparation of the Company’s books, working papers, schedules and financial statements for its fiscal year ended December 31, 2004, with evidence of such payment to be provided to Seller, under the following instructions:

G2 Solutions, LLC Tax Account
Wells Fargo Bank, Emeryville, CA  94608
ABA Routing #    121042882
Account #    9688983783
Tel. 510.406.1070

; and

iii)
a wire transfer of Fifteen Thousand dollars US ($15,000 USD) to Securities Compliance, Inc. on behalf of the Company for payment of one-half of the total amount payable by the Company under an agreement entered into by the Company and Securities Compliance, Inc. in regard to the termination of prior agreements between the Company and Securities Compliance, Inc. and the preparation of SEC filings related to this Agreement and the Company’s Form 10-KSB for its fiscal year ended December 31, 2004, under the following instructions:

Securities Compliance, Inc.
Wells Fargo Bank, Northgate Branch, San Rafael, Ca 94903
ABA Routing # 121000248
Account #     0734561947
Tel. 415.446.5546

; and

iv)	a wire transfer of Ten Thousand dollars US ($10,000 USD) to the Company, with the following instructions:

Moving Bytes Inc.
Wells Fargo Bank, Northgate Branch, San Rafael, Ca 94903
ABA Routing # 121000248
Account # 1659298119
Tel. 415.446.5546

1.2  Immediately upon execution of this Agreement the Company is depositing with the Escrow Agent certificates for an aggregate of One Hundred Thirty-nine Million Two Hundred Forty-six Thousand Sixty-five (139,246,065) Shares in the following denominations: 9,946,148 Shares, 9,946,148 Shares, 9,946,147 Shares, 9,946,147 Shares, 29,838,443 Shares, 29,838,442 Shares, 19,892,295 Shares and 19,892,295 Shares.

1.3 Subject to applicable securities laws, the Shares referred to hereto, shall be issued on a private placement basis and shall be subject to a minimum one year holding period.

1.4 Simultaneously with or before the execution of this Agreement, the board of directors of the Company shall appoint two nominees of Purchaser to the Company’s board of directors and the current members of the board of directors, with the exception of Thomas Wharton and Ming Liu shall resign from the Company’s board of directors.The election of the two nominees of the Purchaser shall be effective only if, and ten days after, the Company both files with the Securities and Exchange Commission an Information Statement prepared in accordance with Schedule 14f-1 and disseminates such information statement to its stockholders of record.

1.5 After the consummation of this Agreement, the Purchaser contemplates causing the Company to enter into a share exchange agreement with the shareholders of a Chinese operating company (the “Share Exchange Agreement”). As a result of the consummation of this Agreement and the Share Exchange Agreement, the stockholders of the Company who are stockholders immediately prior to the execution of this Agreement, shall immediately after the consummation of the Share Exchange Agreement own 5.00% of the outstanding shares of common stock of the Company. Nothing herein shall be deemed to require the Company to enter into any transaction with any person after the consummation of this Agreement.

2. Representations of the Company.

The Company hereby represents and warrants to Purchaser as follows:

2.1. Corporate Organization.

The Company is duly formed, validly existing and in good standing under the Canada Business Corporations Act.

2.2 Authorization.

The Company has full power and authority (i) to execute, deliver and perform this Agreement and all other documents, instruments and agreements required to be executed, delivered and performed by it in connection with the transactions contemplated by this Agreement and (ii) to sell and issue the Shares. All action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of all of the Company’s obligations under this Agreement and for the sale and issuance of the Shares has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company will constitute the legally binding and valid obligations of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, moratorium, creditors’ rights and other similar laws.

2.3. Capitalization.

Immediately prior to the execution of this Agreement, the Company had an unlimited number of authorized common stock, no par value, 10,000,000 shares of Class A Preferred Stock, no par value and 20,000,000 shares of Class B Preferred Stock, no par value and there were 36,203,977 shares of Common Stock and no shares of Class A Preferred Stock outstanding and no shares of Class B Preferred Stock outstanding. There are no commitments to issue and there are no outstanding warrants, options, convertible securities or debt, preferred stock, or any other securities except for 470,000 common stock options. In addition, there are no conversion or exchange privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any securities of the Company, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company or any instrument or security exercisable or exchangeable for, or convertible into any security of the Company, other than as set forth in the convertible note agreement with Innerloop Mobile Communications A.S.

2.4. Validity of Shares.

The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued, fully paid and nonassessable, and free and clear of all liens, encumbrances and restrictions on transfer of every kind and nature whatsoever, other than restrictions on transfer imposed on Purchaser under applicable state and federal securities laws. The issuance, sale and delivery of the Shares is not subject to any preemptive right, right of first refusal or other similar right in favor of any person, other than as may be set forth in the convertible note agreement with Innerloop Mobile Communications A.S.

2.5. No Conflict with Other Instruments.

The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation of, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, with or without the passage of time or the giving of notice, or both, (i) any provision of the Company’s Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated); (ii) any provision of any judgment, writ, injunction, decree or order to which the Company is a party; or (iii) any law, statute, rule or regulation applicable to the Company.

2.6. Governmental Consents.

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with (i) the execution, delivery and performance this Agreement, and (ii) the issuance, sale and delivery of the Shares, except for such filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings, if any, will be effected by the Company within the required statutory period.

2.7. No Defaults or Violations.

The Company is not in violation of, in conflict with, in breach of or in default under any term or provision of, and no right of any party to accelerate, terminate, modify or cancel has come into existence under, (i) its Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated), (ii) any provision of any judgment, writ, injunction, decree or order to which the Company is a party. Immediately prior to the execution of this Agreement there were no outstanding orders from any regulatory authority halting the issuance or trading in any securities of the Company except for cease trade orders in the provinces of British Columbia and Alberta, Canada.

2.8. Private Offering.

Subject to the truth and accuracy of Purchaser’s representations set forth in the Subscription Agreement between the Company and the Purchaser and in this Agreement, the offer and sale of the Shares, as contemplated by this Agreement will be made in reliance on one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the qualification or registration requirements of applicable blue sky laws.

2.9. Litigation.

There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, currently threatened, against the Company that may affect the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, currently threatened, against the Company, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. When any reference to the “knowledge” or “best knowledge” of the Company is made in this Agreement, such terms shall mean the knowledge that would be gained from due inquiry into the matters referenced.

2.10. Brokers’ Fees and Commissions.

Neither the Company nor any of its officers, directors, employees, stockholders, agents or representatives has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement and no such person or entity is entitled to a fee with respect to the transactions contemplated by this Agreement.

2.11. Full Disclosure.

The Company has fully provided or made available to Purchaser all the information that Purchaser has requested for deciding whether to purchase the Shares. The information so provided to Purchaser by the Company does not contain any untrue statement of a material fact.

3.  Escrow Provisions.

3.1. Appointment of Escrow Agent. The Purchaser and the Company hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

3.2. Delivery of Funds and Certificates to Escrow Agent. Upon the execution of this Agreement, the Purchaser is depositing the entire subscription price (the “Escrowed Funds”) with the Escrow Agent and the Company is depositing the certificates (the “Escrowed Certificates”) for the Shares (the Escrowed Shares”) referred to in Section 1.2 with the Escrow Agent ..

3.3. Escrow Agent to Hold and Disburse Escrowed Funds and Escrowed Certificates. The Escrow Agent will hold and disburse all Escrowed Funds, Escrowed Shares and Escrowed Certificates received by it pursuant to the terms of this Escrow Agreement, as follows:

3.3.1. Immediately upon the execution of this Agreement, the Escrow Agent shall make the wire transfers set forth in Section 1.1(b) and deliver to the Purchaser certificates totalling for 69,623,033 Shares.

3.3.2 Promptly upon the filing by the Company of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, the Escrow Agent shall wire transfer (in accordance with the wire transfer instructions set forth in Section 1(b)(iii) Fifteen Thousand Dollars to Securities Compliance, Inc. on behalf of the Company for payment of the remaining one-half of the total amount payable by the Company under an agreement entered into by the Company and Securities Compliance, Inc. and deliver a certificate for 29,838,442 Shares to the Purchaser.

3.3.3 Promptly after receipt of any other written instructions signed by the Company and the Purchaser, the Escrow Agent shall disburse Escrowed Funds and deliver Escrowed Shares in an amount equivalent to the Escrowed Funds disbursed divided by 0.0005027072. The Company and Purchaser authorize the Escrow Agent to divide the Escrowed Certificates as necessary to perform its obligations under this Section 3.3.3, each of which newly issued certificate shall itself be an “Escrowed Certificate”. The Company agrees to authorize and instruct its transfer agent, Pacific Corporate Trust Company, to divide Escrowed Certificates into new certificates as may be requested by the Escrow Agent. At such time as the Company has filed its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 or on April 15, 2005, whichever should occur first, the Escrow Agent shall disburse the remaining balance of the Escrowed Funds to the Company, less all interest earned on the Escrowed Funds from the inception of this Agreement and deliver the remaining Escrowed Certificates to the Purchaser. The Escrow Agent shall also send a check for the interest on the Escrowed Funds to the Purchaser.

3.3.4 All the funds received by the Escrow Agent pursuant to the terms of this Agreement may be held in a bank IOLA account which is a non-interest bearing account.

3.4  The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto to anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement, and except as provided in Section 3.3, the Escrow Agent shall not be obligated to recognize any instructions or agreement between any and all of the persons referred to herein, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

3.5 The Escrow Agent shall not be liable to the parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent) statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

3.6 The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof.

3.7 The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to betaken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

3.8  To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Escrow Agent may pay such taxes. The Escrow Agent may withhold from any payment of monies held by it hereunder such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 3.9.

3.9  The Escrow Agent will be indemnified and held harmless by the Company and the Purchaser from and against all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder. The Escrow Agent shall have a lien for the amount of any such expense or loss on the monies and any other property held by it hereunder and shall be entitled to reimburse itself from such monies or property to the amount of any such expense or loss. Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Company and/or the Purchaser, notify the proper party in writing, but the failure by the Escrow Agent to give such notice shall not relieve the any party from any liability which it may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense.

3.10  The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the parties at least 10 days’ written notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and the Purchaser all monies and properties held hereunder (less such amount as the Escrow Agent entitled to retain) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the 60-day period following such notice of resignation, the Escrow Agent may deposit the aforesaid monies and property with any court it deems appropriate.

3.11 Any payments by the Escrow Agent pursuant to the terms of the Agreement shall be made by check or wire transfer.

3.12 All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

4.  Term and Termination.

4.1	This Agreement shall commence on the Effective Date of this Agreement.

5.  Notices.

5.1
Any demand, notice or other communication (a “Notice”) to be given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

To Moving Bytes:               Secretary of the Corporation
Mark Smith
4340 Redwood Hwy. Ste. F222
San Rafael, Ca 94903

To Purchaser:                       Warner Technology and Investments Corp.
100 Wall Street, 15th Floor
New York, New York 10005
To Escrow Agent:                Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink, Esq.

or such other address or individual as may be designated by notice by either party to the other. Any Notice given by personal delivery shall be deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the fifth day following the deposit thereof in the mail.

6.  Miscellaneous.

6.1	The Subscription Agreement and the terms and provisions hereto contained constitute the entire agreement between the parties and supersede all previous oral or written communications.

6.2
This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of California without giving effect to conflicts of law principles, and the parties hereto submit and attorn to the exclusive jurisdiction of the courts of the state of California.

6.3
In the event any provision of this Agreement shall held for any reason to be invalid, illegal or unenforceable, such provision shall be deemed amended or deleted only to the extent necessary to bring it within the requirements of the law, and shall not affect the validity of the remaining provisions hereof.

6.4
The prevailing party in any court action over this Agreement shall be entitled to recover from the other party its’ attorneys fees, costs and expenses in connection therewith, or on any appeal therefrom.

IN WITNESS WHEREOF this agreement has been executed as of the day and year first above written.
Warner Technology and Investments Corp.

/s/ HuaKang Zhou
Name: HuaKang Zhou
Title: Chairman

Moving Bytes Inc.     Moving Bytes Inc.

/s/Mark M. Smith                                                        /s/ J. Erik Mustad
Mark M. Smith, President     J. Erik Mustad, Chief Executive Officer

Guzov Ofsink, LLC
/s/ Darren Ofsink
Name: Darren Ofsink
Title: Member